Exhibit 10.2

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment” or “Fourth Amendment”) is made and entered into by and between Minneapolis 225 Holdings, LLC, a Delaware limited liability company (“Landlord”) and Capella Education Company, a Minnesota corporation (“Tenant”), as of the 25th day of June, 2010 (the “Fourth Amendment Effective Date”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated as of February 23, 2004 (the “Original Lease”) by and between Tenant, as tenant and Landlord’s predecessor-in-interest, 601 Second Avenue Limited Partnership, as landlord, which was amended by First Amendment to Lease dated as of May 16, 2006, Second Amendment to Lease dated as of March 17, 2008 (“Second Amendment”) and Third Amendment to Lease dated as of June 10, 2009 (as so amended, the “Existing Lease” and as further amended by this Amendment, the “Lease”).

B. The parties have agreed to amend the Lease as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Application of Lease Terms. Except to the extent inconsistent with this Amendment and except to the extent that the terms of this Amendment specifically address a topic, the terms and conditions of the Existing Lease shall apply. Those capitalized terms used and not defined herein shall have the meanings given to them under the Existing Lease.

2.	Reference Subjects. (a) The following definitions are hereby added to Section 1 of the Lease:

“Amendment Brokers” means CB Richard Ellis and TEGRA Group (“Tegra”).

“Fourth Amendment Applicable Improvement Allowance” means (i) Twenty-Four and 36/100 Dollars ($24.36) per square foot of Rentable Area of the Fourth Floor Expansion Space and (ii) Nineteen and 74/100 Dollars ($19.74) per square foot of Rentable Area of the Twelfth Floor Expansion Space.

“Fourth Amendment Applicable Improvement Allowance Expiration Date” means (i) June 1, 2011, with respect to the Fourth Amendment Applicable Improvement Allowance for the Fourth Floor Expansion Space and (ii) June 1, 2012, with respect to the Fourth Amendment Applicable Improvement Allowance for the Twelfth Floor Expansion Space.

“Fourth Amendment Expansion Space” means (i) the Fourth Floor Expansion Space, or (ii) the Twelfth Floor Expansion Space.

“Fourth Amendment Expansion Spaces” means the Fourth Floor Expansion Space and the Twelfth Floor Expansion Space.

“Fourth Amendment Expansion Space Delivery Date” means (i) the Fourth Floor Expansion Space Delivery Date with respect to the Fourth Floor Expansion Space and (ii) the Twelfth Floor Expansion Space Delivery Date with respect to the Twelfth Floor Expansion Space.

“Fourth Amendment Expansion Space Rent Commencement Date” means (i) the Fourth Floor Expansion Space Rent Commencement Date or (ii) the Twelfth Floor Expansion Space Rent Commencement Date.

“Fourth Expansion Space Occupancy Date” means April 1, 2010.

“Fourth Floor Expansion Space” means the approximately 29,394 square feet of Rentable Area which is located on the 4th Floor of the Tower and which is depicted on Exhibit V-1 that is attached to this Amendment.

“Fourth Floor Expansion Space Delivery Date” means August 1, 2010.

“Fourth Floor Expansion Space Rent Commencement Date” means the date that is one (1) month after the earlier of (i) December 1, 2010 and (ii) that date that Tenant occupies any portion of the Fourth Floor Expansion Space for the conduct of Tenant’s business.

“Interim Occupancy Charge” means an amount, to be paid by Tenant to Landlord as a partial operating expense and tax reimbursement with respect to the Fourth Expansion Space, equal to $9,741.60 per month for each of April, 2010 and May, 2010 and $29,520 per month for each of June, 2010, July, 2010, August, 2010 and September, 2010.

“Twelfth Floor Expansion Space” means the approximately 55,020 square feet of Rentable Area on the 12th floor of the Project, which is comprised of 26,923 square feet of Rentable Area located on the 12th floor of the Tower and 28,097 square feet of Rentable Area located on the 12th floor of the Building, and which is depicted on Exhibit V-2 that is attached to this Amendment.

“Twelfth Floor Expansion Space Delivery Date” means August 1, 2011.

“Twelfth Floor Expansion Space Rent Commencement Date” means April 1, 2012.

In addition, the following definitions already included in Section 1 of the Lease are hereby amended and restated to read as follows:

“Existing Premises” means the 396,771 square feet of Rentable Area (including the Rentable Area of the Fourth Expansion Space, as defined in the Second Amendment) that Tenant is currently leasing from Landlord pursuant to the Existing Lease (subject to, in the case of said Fourth Expansion Space, the provisions of Section 3 of this Fourth Amendment).

“Fourth Expansion Space Rent Commencement Date” means October 1, 2010.

“Premises” means the Existing Premises (as defined in this Amendment) and all other space which is added to the Premises from and after the Fourth Amendment Effective Date.

3.	Fourth Expansion Space. The Fourth Expansion Space (as defined in the Second Amendment) has been delivered to Tenant and Tenant has constructed improvements therein, all as contemplated by the provisions of the Second Amendment. Tenant has elected to operate its business in the Fourth Expansion Space prior to October 1, 2010. The provisions of this Amendment with respect to the Fourth Expansion Space represent the parties’ agreement with respect to such early occupancy and the payment of Rent with respect to such space. Notwithstanding anything to the contrary set forth in the Second Amendment:

(a)	During the period commencing on the Fourth Expansion Space Occupancy Date until the Fourth Expansion Space Rent Commencement Date, Tenant shall pay no Base Rent or Tenant’s Additional Rent with respect to the Fourth Expansion Space, but shall instead pay to Landlord on the first day of each month, on account of Tenant’s occupancy of the Fourth Expansion Space during such period, the Interim Occupancy Charge; the Interim Occupancy Charge shall serve as (and be invoiced as) a partial operating expense and tax reimbursement to Landlord and shall be treated as Rent for all purposes under the Lease;

(b)	Tenant’s obligation to pay Tenant’s Additional Rent with respect to the Fourth Expansion Space shall commence on the Fourth Expansion Space Rent Commencement Date (as defined in this Amendment); and

(c)	Tenant’s obligation to pay Base Rent with respect to the Fourth Expansion Space shall commence November 1, 2010.

4.	Delivery of Fourth Amendment Expansion Spaces.

(a)

Landlord shall deliver possession of each Fourth Amendment Expansion Space to Tenant on the applicable Fourth Amendment Expansion Space Delivery Date. Tenant acknowledges, however, that Landlord shall not be liable to Tenant for any delays in delivering possession of any portion of the Fourth Amendment Expansion Space to Tenant because of any holding over by any previous tenant or occupant of the Fourth Amendment Expansion Space, nor shall any such delay or failure impair the validity of this Lease. Landlord, however, shall use all reasonable efforts (including the institution of any eviction action needed to recover space from any holdover tenant) to deliver possession of each portion of the Fourth Amendment Expansion Space to Tenant on the applicable Fourth Amendment Expansion Space Delivery Date for such space. If Landlord does not deliver possession of any Fourth Amendment Expansion Space to Tenant on or before the applicable Fourth Amendment Expansion Space Delivery Date, then the Fourth Amendment Expansion Space Rent Commencement Date for such space shall be delayed by one day for each day of such delay until the space is delivered to Tenant in accordance with the requirements of this Lease, but the foregoing shall not affect Tenant’s obligation to pay the Interim Occupancy Charge pursuant to Section 3 of this Amendment with respect to the Fourth Expansion Space.

(b)	Landlord hereby certifies to Tenant that the Rentable Area of each of the Fourth Amendment Expansion Spaces, as set forth in Section 2 of this Fourth Amendment, has been calculated on the basis of the definitions contained in Section 3.1 of the Original Lease.

5.	Addition to Premises; Declarations. Each Fourth Amendment Expansion Space shall be added to the Premises on the applicable Fourth Amendment Expansion Space Delivery Date for such space as set forth in Section 4 of this Fourth Amendment and from and after such Fourth Amendment Expansion Space Delivery Date, the term “Premises” wherever it appears in this Lease and any Exhibits thereto shall include such Fourth Amendment Expansion Space; except that Tenant shall not be obligated to pay any Base Rent or Tenant’s Additional Rent with respect to such Fourth Amendment Expansion Space until the applicable Expansion Space Rent Commencement Date for such space. Landlord shall promptly after each Fourth Amendment Expansion Space Rent Commencement Date prepare a declaration (substantially in the form of Exhibit C attached to the Second Amendment) confirming the Commencement Date for the applicable Fourth Amendment Expansion Space and the other information set forth thereon. Tenant shall execute and return such declaration within twenty (20) days after submission. If Tenant fails to execute and return such declaration to Landlord within said twenty (20) day period, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless Landlord has, during said twenty (20) day period, received a written notice from Tenant objecting to such information and describing in detail Tenant’s reasons for so objecting.

6.	“As Is” Condition. Tenant agrees to accept each Fourth Amendment Expansion Space in its “as is” condition on the date possession of such space is delivered to Tenant; provided that each Fourth Amendment Expansion Space must comply with the Space Delivery Standards, and Landlord shall deliver such space broom clean, with all personal property removed. Tenant shall notify the Landlord of any base building systems or equipment that Tenant proposes to relocate or modify that are not in working order prior to relocating or modifying such systems or equipment. Tenant acknowledges that Landlord shall not be obligated to make any improvements to any of the Fourth Amendment Expansion Spaces and that Tenant shall not be entitled to any construction, build-out or other allowance with respect thereto, except as otherwise provided in Section 7 of this Fourth Amendment.

7.	Improvement Allowances. To help pay for those costs which are incurred by Tenant in designing and constructing those improvements which Tenant desires to make to the Fourth Amendment Expansion Spaces (the “Fourth Amendment Improvements”), Landlord shall make each Fourth Amendment Applicable Improvement Allowance available to Tenant. Landlord shall disburse each Fourth Amendment Applicable Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw requests, with supporting invoices for actual costs incurred and lien waivers from all material contractors and subcontractors delivered one month in arrears; it being agreed, however, that Landlord shall not be required to disburse any portion of a Fourth Amendment Applicable Improvement Allowance if Tenant is then in default of its obligations under the Lease. If the actual cost of the Fourth Amendment Improvements for any Fourth Amendment Expansion Space exceeds the amount of the Fourth Amendment Applicable Improvement Allowance for such Fourth Amendment Expansion Space, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If Tenant has not submitted requisitions covering all of the Fourth Amendment Applicable Improvement Allowance for any Fourth Amendment Expansion Space on or before the Fourth Amendment Applicable Improvement Allowance Expiration Date for such Fourth Amendment Expansion Space, then up to, but not more than, $5.00 per square foot of any unused portion of the Fourth Amendment Applicable Improvement Allowance may be applied as a credit against the next installments of Rent due under this Lease. Notwithstanding anything to the contrary in the foregoing, Tenant may pool the Fourth Amendment Applicable Improvement Allowances for use in paying the costs of designing and constructing improvements to any one or more of the Fourth Amendment Expansion Spaces, but Tenant shall not be entitled to draw upon a Fourth Amendment Applicable Improvement Allowance prior to the Fourth Amendment Expansion Space Delivery Date for such Fourth Amendment Expansion Space, or after the Fourth Amendment Applicable Improvement Allowance Expiration Date. Landlord shall be permitted to offset against any Fourth Amendment Applicable Improvement Allowance any amounts past due to Landlord by Tenant under this Lease.

Each Fourth Amendment Applicable Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with each Fourth Amendment Applicable Improvement Allowance shall be owned by Landlord. When Tenant submits a draw request and other supporting materials to Landlord requesting an advance of funds under any Fourth Amendment Applicable Improvement Allowance (each, an “Advance”), Tenant shall in writing advise Landlord whether the check (or checks) in the amount of the requested Advance should be payable to Tenant and/or to one or more of Tenant’s contractors. If Tenant requests that a check for any Advance be made payable to any of Tenant’s contractors, Landlord shall nonetheless deliver such check to Tenant, so that Tenant may deliver the check to the relevant contractor. Promptly following disbursement in full of any Fourth Amendment Applicable Improvement Allowance, Tenant will submit to Landlord a statement identifying the categories of work with respect to which the Fourth Amendment Applicable Improvement Allowance was disbursed, allocating to one or more of such categories of work amounts (in the aggregate) equal to the total of the Advances made by Landlord under the Fourth Amendment Applicable Improvement Allowance. Landlord will execute and return such statement within twenty (20) days after submission by Tenant. If Landlord fails to execute and return such statement and allocation to Landlord within said twenty (20) day period, Landlord shall be conclusively deemed to have agreed with such statement. If Landlord fails to pay any portion of an Fourth Amendment Applicable Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

8.	Improvements. Any leasehold improvements that Tenant elects to make to the Fourth Amendment Expansion Spaces shall be completed in accordance with Section 9 of the Second Amendment and the remainder of the Lease, except that Ted Campbell is hereby designated at Landlord’s Designated Representative.

9.	Base Rent.

(a)	Commencing on November 1, 2010, Tenant shall pay as monthly “Base Rent” for the Fourth Expansion Space the amounts set forth in Section 1(d) of the Second Amendment. For the avoidance of doubt, the provisions of Section 3 of this Amendment (and not the provisions of Section 12(d) of the Second Amendment) shall govern the amount due from Tenant for the month of October, 2010.

(b)	Tenant shall pay as monthly “Base Rent” for the Fourth Floor Expansion Space one twelfth of the product of:

1.

Fourteen and 48/100 Dollars ($14.48) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on the Fourth Floor Expansion Space Rent Commencement Date and ending on October 31, 2011.

2.

Fourteen and 91/100 Dollars ($14.91) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2011 and ending on October 31, 2012.

3.

Fifteen and 36/100 Dollars ($15.36) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2012 and ending on October 31, 2013.

4.

Fifteen and 82/100 Dollars ($15.82) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2013 and ending on October 31, 2014.

5.

Sixteen and 30/100 Dollars ($16.30) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2014 and ending on October 31, 2015.

(c)	Tenant shall pay as monthly “Base Rent” for the Twelfth Floor Expansion Space one twelfth of the product of:

1.

Fourteen and 91/100 Dollars ($14.91) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on the Twelfth Floor Expansion Space Rent Commencement Date and ending on October 31, 2012.

2.

Fifteen and 36/100 Dollars ($15.36) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2012 and ending on October 31, 2013.

3.

Fifteen and 82/100 Dollars ($15.82) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2013 and ending on October 31, 2014.

4.

Sixteen and 30/100 Dollars ($16.30) times the number of square feet of the Rentable Area of the Fourth Floor Expansion Space for the period beginning on November 1, 2014 and ending on October 31, 2015.

10.	Tenant’s Additional Rent. Tenant shall remain obligated to pay Tenant’s Additional Rent for the Existing Premises throughout the Lease Term, as the same may be hereafter extended, and Tenant shall be obligated to pay Tenant’s Additional Rent for the Fourth Floor Expansion Space from and after December 1, 2010 and Tenant shall be obligated to pay Tenant’s Additional Rent for the Twelfth Floor Expansion Space from and after December 1, 2011 (except that if the applicable Fourth Amendment Expansion Space Rent Commencement Date is delayed for either Fourth Amendment Expansion Space by operation of the final sentence of Section 4(a) of this Amendment, the December 1, 2010 date or December 1, 2011 date, as applicable, set forth in this Section 10 shall be similarly delayed as to the Fourth Floor Expansion Space with respect to which delivery was delayed) until the end of the Lease Term, in accordance with the provisions of the Lease.

11.	Expansion Options. Exhibits I-1 and I-2 to the Second Amendment (entitled “Expansion Options” and “Potential Expansion Floors”) are hereby deleted and replaced in their entirety with Exhibit I which is attached to this Fourth Amendment.

12.	Acknowledgment. Tenant hereby acknowledges that Tenant now has no extension, renewal, expansion contraction or early termination rights (except for rights to terminate based on damage, condemnation or Landlord’s default and except as set forth in Section 10.10 of the Original Lease and in Section 30 of the Second Amendment) or rights of first offer or refusal with respect to the Premises or any other space in the Project (collectively, “Modification Rights”) except for (i) the Extension Options set forth in Section 15 of the Second Amendment and Exhibit G attached to the Second Amendment, (ii) the Expansion Options described in Section 11 above and in Exhibit I attached hereto, and (iii) the Right of Offer set forth in Section 17 of the Second Amendment and in Exhibit J attached thereto. Any provision in the Existing Lease or in any Exhibits thereto that establishes or that might be interpreted to establish any other Modification Right is hereby deleted.

13.	Brokers. Landlord and Tenant each warrant and defend to the other that it has not dealt with any broker in connection with this Amendment other than the Amendment Brokers; and Landlord and Tenant each agrees to indemnify and save the other for its breach of this warranty and representation, which will survive the termination of the Lease Term. Landlord agrees to pay any commission due to the Amendment Brokers as a result of this Amendment. The commission paid to CB Richard Ellis will be as set forth in a separate written agreement. As described in Section 26(b) of the Second Amendment, Landlord agrees to pay or caused to be paid to Tegra a commission in an amount equal to (i) $3.77 per square foot of the Rentable Area of the Fourth Floor Expansion Space and (ii) $3.05 per square foot of the Rentable Area of the Twelfth Floor Expansion Space, which commissions shall be due and payable within thirty (30) days after the date on which this Fourth Amendment has been fully executed and delivered. If Tenant exercises its Expansion Option pursuant to Exhibit I attached to this Fourth Amendment, then Landlord agrees to pay to Tenant, or at Tenant’s request, to Tenant’s broker, a commission in an amount equal to $0.086 per square foot of the Rentable Area of the space that has been leased pursuant to the Expansion Option for each month that Tenant will pay Base Rent with respect to such Seventh Expansion Space (as defined in Exhibit I) during the First Extension Term, with such commission being due and payable within thirty (30) days after such Seventh Expansion Space has been leased to Tenant.

14.	Right of First Offer. Notwithstanding anything to the contrary set forth in the Lease, the Right of Offer shall not apply to 14th floor of the Building until the Seventh Expansion Option expires.

15.	Landlord Notice Address. The Landlord’s notice (and copy) addresses specified in Section 28 of the Original Lease are hereby amended to read as follows:

Minneapolis 225 Holdings, LLC

c/o Ryan Companies U.S., Inc.

225 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Attention: Property Manager

With a copy to:

Minneapolis 225 Holdings, LLC

c/o ASB Capital Management, LLC

7501 Wisconsin Avenue

Bethesda, MD 20814

Attention: Asset Manager – 225 South Sixth

16.	Counterparts. This Amendment may be executed in counterparts and it shall be sufficient that the signature of each party appear in one or more of such counterparts. Signatures on this Amendment which are transmitted by facsimile or e-mail shall be valid for all purposes. Any party, however, shall deliver an original signature for this Amendment to the other party upon request.

17.	Reference. Except as otherwise provided above, the Lease is ratified and confirmed and remains in full force and effect. All references in the Lease and this Amendment to the “Lease” or this “Lease” shall mean the Lease as amended by this Amendment.

18.	Recitals. Recitals A through B above are incorporated herein by reference.

19.	Amendment to Short Form Lease. Each of Landlord and Tenant agrees to execute and deliver to the other upon request an amendment to short form lease, reflecting the terms of this Amendment.

20.	Successors and Assigns. This Fourth Amendment shall be binding upon and be enforceable by Landlord and Tenant and their successors and permitted assigns.

21.	Lender Consent and Confirmation. Landlord represents and warrants to Tenant that: (a) Landlord owns fee simple title to the Project, subject to a Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated August 16, 2006, recorded on August 17, 2006, as Document No. 4294846, in the Office of the Registrar of Titles in and for Hennepin County, Minnesota (the “Mortgage”); (b) the Mortgage is currently held by Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24 (“Mortgage Holder”); and (c) except for the Mortgage, the Landlord’s interest in the Project is not subject to any mortgages or monetary liens. Landlord agrees to obtain and deliver to Tenant as soon as reasonably possible, but in no event later than July 31, 2010, a Subordination, Non-Disturbance and Attornment Agreement (the “Mortgage Holder SNDA”), in the form attached hereto as Exhibit T, or with such changes thereto as are approved by Tenant, executed and acknowledged by the Mortgage Holder. If the Mortgage Holder SNDA is executed on behalf of the Mortgage Holder by a servicer or other third party purporting to act for and bind the Mortgage Holder, then the Mortgage Holder SNDA shall be accompanied by recordable evidence of the authority of such servicer or third party to so act for and bind the Mortgage Holder, which recordable evidence of authority shall be in form and substance acceptable to Tenant.

If Landlord shall fail to deliver to Tenant a recordable original of the Mortgage Holder SNDA (and, if applicable, recordable evidence of authority of any servicer or third party purporting to act for and bind the Mortgage Holder, as described above) by July 31, 2010, Tenant may by written notice to Landlord terminate this Fourth Amendment at any time on or before August 31, 2010, and upon any such termination, this Fourth Amendment shall be of no further force or effect, except that Landlord shall reimburse Tenant for the actual out-of-pocket costs and expenses incurred by Tenant in connection with this Fourth Amendment, including, without limitation, design fees, construction costs and expenses, attorneys’ fees and consultants’ fees.

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IN WITNESS WHEREOF, Landlord has executed this Amendment to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ M. L. Wedin
Name:	M. L. Wedin
Title:	VP

This is a signature page to that certain Fourth Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as Capella Tower or 225 South Sixth in Minneapolis, Minnesota.

IN WITNESS WHEREOF, Tenant has executed this Amendment to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY, a Minnesota corporation

By:	/s/ Lois M. Martin
Name:	Lois M. Martin
Title:	SVP & CFO

This is a signature page to that certain Fourth Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as Capella Tower or 225 South Sixth in Minneapolis, Minnesota.

EXHIBIT I

EXPANSION OPTION

1. Subject to the terms and conditions set forth in this Exhibit I, Landlord hereby grants Tenant the option (the “Seventh Expansion Option”) to add the Seventh Expansion Space to the Premises. As used herein, the “Seventh Expansion Space” shall mean at least 15,000 square feet of the Rentable Area located, at Landlord’s election, on the 4th Floor of the Building, 3rd floor of the Tower, 13th floor of the Building or 14th floor of the Building, but in no event will the Rentable Area of such Seventh Expansion Space be greater than one full floor in the Building or Tower, as applicable. Possession of the Seventh Expansion Space shall be delivered to Tenant on the first day of any month chosen by Landlord during the period from (and including) July 1, 2012 to (and including) July 1, 2013 (the “Expansion Commencement Delivery Period”). Landlord shall give Tenant at least 60 days prior written notice of the date within the Expansion Commencement Delivery Period (the “Seventh Expansion Space Delivery Date”) that Landlord anticipates to deliver the Seventh Expansion Space to Tenant, but a later delivery shall have no effect on Tenant’s obligations under the Lease as long as the Seventh Expansion Space Delivery Date occurs by July 1, 2013. If Landlord fails to deliver said written notice, then July 1, 2013, shall be the Seventh Expansion Space Delivery Date.

2. Tenant shall have the right to exercise the Seventh Expansion Option by delivering written notice (“Tenant’s Expansion Notice”) of such election no later than December 31, 2011. Failure by Tenant to give timely notice of its exercise of the Seventh Expansion Option (“Tenant’s Exercise Notice”) shall constitute Tenant’s decision not to exercise the Seventh Expansion Option, which shall thereupon automatically terminate; it being agreed that time is of the essence and timely notice shall be an express and agreed condition of such exercise.

3. The Seventh Expansion Space shall be added to the Premises and leased to Tenant upon the same terms and conditions of this Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Additional Rent), except:

(a) Tenant shall not be obligated to pay any Base Rent or Tenant’s Additional Rent for the Seventh Expansion Space until the earlier of (i) the date which is one hundred twenty (120) days after the date on which possession of the Seventh Expansion Space is delivered to Tenant, and (ii) the date on which Tenant takes occupancy of any portion of the Seventh Expansion Space for the conduct of its business (the “Seventh Expansion Space Rent Commencement Date”); provided that from and after the date on which possession of the Seventh Expansion Space is delivered to Tenant, the Seventh Expansion Space shall be part of the Premises for all purposes of this Lease other than Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of this Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant’s representatives, employees, agents, and contractors);

(b) the Base Rent which Tenant shall pay for the Seventh Expansion Space shall be the same as the Base Rent as Tenant is obligated to pay from time to time for the First Expansion Space, as set forth in the Second Amendment;

(c) Tenant shall accept the Seventh Expansion Space in its “as is” condition on the date that possession of the Seventh Expansion Space is delivered to Tenant; except that the Seventh Expansion Space shall be delivered in accordance with the Space Delivery Standards, and Landlord shall deliver such space broom clean, with all personal property removed, and except that Landlord shall make an allowance available to Tenant in an amount equal to $0.42 per square foot of the Rentable Area of the Seventh Expansion Space for each month (or a pro rata portion thereof for any partial month) remaining in the First Extension Term as of the Seventh Expansion Space Rent Commencement Date during which Tenant shall pay Base Rent with respect to such Seventh Expansion Space to pay for those costs which are incurred by Tenant in designing and constructing those leasehold improvements which Tenant desires to make to the Seventh Expansion Space (the “Seventh Expansion Space Improvement Allowance”). For so long as Tenant is not in default under this Lease, Landlord shall pay the Seventh Expansion Space Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against the Seventh Expansion Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If Tenant has not submitted requisitions covering all of the Seventh Expansion Space Improvement Allowance or before the date (the “Seventh Expansion Space Improvement Allowance Expiration Date”) that is twelve months after the Seventh Expansion Space Rent Commencement Date, then up to, but not more than, $5.00 per square foot of any unused portion of the Seventh Expansion Space Improvement Allowance may be applied as a credit against the next installments of Rent due under the Lease. Notwithstanding anything to the contrary in the foregoing, Tenant shall not be entitled to draw upon the Seventh Expansion Space Improvement Allowance after the Seventh Expansion Space Improvement Allowance Expiration Date;

(d) The Term of this Lease for the Seventh Expansion Space shall expire upon the expiration of the Lease Term for the Existing Premises;

(e) The Seventh Expansion Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with the Seventh Expansion Space Improvement Allowance shall be owned by Landlord;

(f) If Landlord fails to pay any portion of the Seventh Expansion Space Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

4. Tenant shall have no right to exercise the Seventh Expansion Option if Capella Education Company has assigned this Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease) or if Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Premises other than to an Affiliate or in connection with a Permitted Transfer.

5. Tenant shall have no right to exercise the Seventh Expansion Option if on the date Tenant delivers a Tenant’s Expansion Notice an Event of Default exists under this Lease and, if at any time after Tenant exercises the Seventh Expansion Option until the date on which Landlord is scheduled to deliver possession of the Seventh Expansion Space to Tenant, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant’s right to lease the Seventh Expansion Space by giving Tenant written notice of such termination.

6. Landlord shall promptly after the Seventh Expansion Space Rent Commencement Date prepare a declaration confirming the Seventh Expansion Space Rent Commencement Date and the Rentable Area of the Seventh Expansion Space and deliver such declaration to Tenant. If such declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

7. Landlord shall not be liable for any delay in delivering or any failure to deliver possession of the Seventh Expansion Space to Tenant by reason of any holding over by any previous tenants or occupants of same, nor shall such failure impair the validity of the Lease. Landlord shall, however, use all reasonable efforts to deliver possession of the Seventh Expansion Space in accordance with the provisions of this Exhibit I.

8. Tenant’s Seventh Expansion Option shall be independent of Tenant’s Right of Offer (as the same is modified by this Amendment) and no failure by Tenant to exercise its Right of Offer with respect to any Available Space shall affect Tenant’s Seventh Expansion Option.

EXHIBIT T

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LaSalle Bank

National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24

(“Lender”)

- and -

CAPELLA EDUCATION COMPANY

(“Tenant”)

- and -

MINNEAPOLIS 225 HOLDINGS, LLC

(“Landlord”)

Dated:             , 2010

Location: 225 South Sixth Street, Minneapolis, Minnesota

THIS INSTRUMENT WAS DRAFTED BY:

Faegre & Benson LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, MN 55402

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is entered into effective as of             , 2010, by and among Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24, having an address c/o Wells Fargo Bank, N.A., 1320 Willow Pass Rd Suite 300, Concord, CA 94520 and its successors and assigns (collectively, “Lender”), Capella Education Company, a Minnesota corporation (“Tenant”), and Minneapolis 225 Holdings, LLC, a Delaware limited liability company, having an address at 225 South Sixth Street, Suite 2590, Minneapolis, Minnesota 55402 (“Landlord”).

RECITALS:

A. 601 Second Avenue Limited Partnership (“Original Landlord”), as Landlord, and Capella Education Company, as Tenant, entered into an Office Lease dated February 23, 2004 (the “Original Lease”), which was amended by a First Amendment to Lease dated May 16, 2006, a Second Amendment to Lease dated March 17, 2008, and a Third Amendment to Lease dated June 10, 2009 (as so amended, the “Existing Lease”) relating to certain premises (as may be modified from time to time, the “Premises”) situated in the office project which is now commonly known as 225 South Sixth in Minneapolis, Minnesota, and which is located on the real property that is legally described on Exhibit A attached hereto (the “Property”). The Original Lease is evidenced by a Memorandum of Lease dated March 10, 2004 and recorded on March 26, 2004 as Document No. 3938420 in the Office of the Registrar of Titles of Hennepin County, Minnesota (the “Original Memorandum”). The Original Memorandum was amended by the First Amendment to Memorandum of Lease dated March 17, 2008 and recorded on April 7, 2008 as Document No. 4485084 in the Office of the Registrar of Titles of Hennepin County, Minnesota.

B. Landlord purchased the Property from Original Landlord on August 17, 2006, in part with acquisition financing (the “Acquisition Loan”) that was obtained from Morgan Stanley Mortgage Capital, Inc. (the “Original Lender”).

C. The Acquisition Loan was secured by a Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated August 16, 2006, against the Property that was recorded on August 17, 2006, as Document No. 4294846, in the Office of the Registrar of Titles in and for Hennepin County, Minnesota (the “Mortgage”).

D. Lender acquired the Acquisition Loan from the Original Lender and Lender is now the present owner and holder of the Mortgage pursuant to an Assignment of Mortgage, Assignment of Leases and Rents, Fixture Financing Statement and Security Agreement and Assignment of Assignment of Leases and Rents dated October 31, 2006, which was recorded on February 9, 2007, as Document No. 4356462 in the Registrar of Titles Office in and for Hennepin County, Minnesota (such Loan now being identified as Loan No.:70-0401222).

E. Landlord and Tenant are entering into a Fourth Amendment to Lease with an effective date of             , 2010 (the “Fourth Amendment”), pursuant to which Landlord and Tenant have agreed to increase the size of the Premises being leased to Tenant under the Existing Lease and to modify the Existing Lease in various other respects, all as set forth in the Fourth Amendment (the Existing Lease as modified by the Fourth Amendment and as the same may be hereafter amended or modified is referred to in this Agreement as the “Lease”).

F. As a condition to making the Acquisition Loan, Tenant, Landlord and Original Lender executed a Non-Disturbance and Attornment Agreement dated August 8, 2006 (the “First NDA”).

G. Landlord, Tenant and Lender executed and recorded a Subordination, Non-Disturbance and Attornment Agreement dated as of March 18, 2008, and recorded on April 7, 2008 as Doc. No. 4485087 in the Office of the Registrar of Titles of Hennepin County, Minnesota (the “Existing SNDA”), which replaced in its entirety the First NDA.

H. Landlord and Tenant are required under the Existing SNDA to obtain the Lender’s consent to the Fourth Amendment and Tenant has required, as a condition to its execution and delivery of the Fourth Amendment, that Lender execute this Agreement.

I. Landlord, Tenant and Lender have agreed that the Existing SNDA shall have no further force or effect and shall be replaced in its entirety with the provisions of this Agreement.

AGREEMENT:

For good and valuable consideration, Tenant, Lender and Landlord agree as follows:

1. Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Mortgage and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. If any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the Premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect, and (b) Tenant shall not be in default (after any applicable notice and cure period) of any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. Attornment. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Mortgage (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser became the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and shall have had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except to the extent that such offsets are otherwise expressly provided for under the Lease or were used to fund any Improvement Allowance under the Lease including interest thereon or to fund the repairs, maintenance or other actions which would otherwise be an obligation of Purchaser upon its acquisition of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Lender or Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease (except for Amendments to the Lease which are executed to memorialize rights granted in the Lease), or any voluntary surrender of the Premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest or (f) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease (including, without limitation, any extension rights), except as otherwise specifically provided in this Agreement.

4. Notice to Tenant. After notice is given to Tenant by Lender that (a) the Landlord is in default under the Mortgage, (b) Lender has exercised its right under the assignment of leases and rents executed and delivered by Landlord to Lender in connection with the Mortgage (the “Assignment of Leases”), and has revoked the license granted to Landlord to collect rentals and monies due under the Lease, and (c) the rentals under the Lease should be paid to Lender pursuant to the terms of the Assignment of Leases, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Lender’s Consent. None of the following shall be binding upon Lender without such action being taken with Lender’s prior consent: (a) any agreement amending, modifying or terminating the Lease (except for amendments to the Lease which are executed to memorialize rights granted in the Lease), (b) prepayment by Tenant of any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) except as expressly permitted under the Lease, Tenant’s voluntarily surrender of the Premises demised under the Lease, termination of the Lease, or shortening of the term thereof, or (d) assignment of the Lease or sublease of the premises demised under the Lease or any part thereof other than as permitted by and pursuant to the provisions of the Lease.

6. Notice to Lender and Right to Cure. Notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice, or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:	Minneapolis 225 Holdings, LLC

c/o Ryan Companies U.S., Inc. 225 South Sixth Street, Suite 1200 Minneapolis, MN 55402 Attention: Property Manager

With a copy to:	Minneapolis 225 Holdings, LLC c/o ASB Capital Management, LLC
7501 Wisconsin Avenue Bethesda, MD 20814 Attention: Asset Manager – 225 South Sixth

If to Tenant:	Capella Education Company
225 South Sixth Street
Minneapolis, Minnesota 55402
Attention: General Counsel

If to Lender:	Wells Fargo Bank, N.A. – Commercial Mortgage Servicing Portfolio Services Group – Leases and SNDA’s 1901 Harrison Street, 5th Floor Oakland, CA 94612 Fax: 510/446-4468

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

10. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

11. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

12. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such reasonable further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

13. Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

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IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LENDER:

Bank of America, National Association, as

successor by merger to LaSalle Bank National

Association, as Trustee for Bear Stearns

Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through

Certificates, Series 2006-TOP 24

BY: Wells Fargo Bank, National Association, as

Master Servicer under the Pooling and Servicing

Agreement dated as of October 1, 2006, among

BEAR STEARNS COMMERCIAL

MORTGAGE SECURITIES INC. as Depositor,

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Master Servicer,

CENTERLINE SERVICING INC. (f/k/a

ARCap Servicing, Inc.), as Special Servicer,

BANK OF AMERICA, NATIONAL

ASSOCIATION, as successor by merger to

LASALLE BANK, NATIONAL

ASSOCIATION, as Trustee and Custodian,

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Paying Agent, Certificate

Registrar and Authenticating Agent

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF CONTRA COSTA	)

On          of             , 2010, before me,                                                              , the undersigned Notary Public in and for said County and State, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), as                      of Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement dated as of October 1, 2006, among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, CENTERLINE SERVICING INC. (f/k/a ARCap Servicing, Inc.), as Special Servicer, BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee and Custodian, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Paying Agent, Certificate Registrar and Authenticating Agent, on behalf of Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public
Commissioned for said County and State	(Seal)

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY a Minnesota corporation

By:
Name:
Title:

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this              day of             , 2010, by                                         , the                                          of Capella Education Company, a Minnesota corporation, on behalf of said corporation.

Notary Public

Notarial Stamp or Seal

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of             , 2010, by                                         , the                                          of Minneapolis 225 Holdings, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public

Notarial Stamp or Seal

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10;

all in Block 219, Brown and Jackins’ Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

T-A-12

EXHIBIT V-1

DEPICTION OF FOURTH FLOOR EXPANSION SPACE

Floor 4-Tower

SERVICE ELEVATOR LOBBY
MECHANICAL ROOM
TELEPHONE CLOSET
MENS TOILET
MECHANICAL ROOM

V-1-1

EXHIBIT V-2

DEPICTION OF TWELFTH FLOOR EXPANSION SPACE

V-2-1